UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2009

AMCOL INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware State or Other Jurisdiction of Incorporation	0-15661 Commission File Number	36-0724340 I.R.S. Employer Identification Number

2870 Forbs Avenue
Hoffman Estates, IL 60192
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 851-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On November 25, 2009, the Board of Directors (the “Board”) of AMCOL International Corporation (the “Company”) appointed Ryan F. McKendrick Chief Operating Officer of the Company, effective January 1, 2010.  Mr. McKendrick, 57, has served as Senior Vice President of the Company and President of Colloid Environmental Technologies Company (CETCO) since November 1998, and President of Volclay International Corporation since 2002.  He served as Vice President of CETCO from 1994 until his promotion in 1998.

A copy of the Company’s press release announcing Mr. McKendrick’s promotion and other changes to the Company’s executive leadership is attached hereto as Exhibit 99.1.

(e)

Also on November 25, 2009, the Compensation Committee of the Company granted to Messrs. McKendrick and Gary L. Castagna (each a “Grantee”) a contingent restricted stock award (“RSA”) of 20,000 shares of restricted stock pursuant to the Company’s 2006 Long-Term Incentive Plan.  These awards are effective January 1, 2010, provided that the Grantee is still employed with the Company on such date.  The RSAs carry a three year term and vest 100% on December 31, 2012, provided that the Company meets or exceeds an established return on capital employed target during the third year.

The Grantees are entitled to all rights associated with ownership of the restricted shares (including, without limitation, the right to vote and the right to receive cash dividends).

In the event of a Grantee’s death, disability, retirement on or after his sixty-fifth birthday or retirement on or after his fifty-fifth birthday with the Company’s consent, the restricted shares shall immediately vest and be paid out pro rata for performance to date.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release titled “AMCOL International Announces Changes to Executive Leadership”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOL INTERNATIONAL CORPORATION

Date: December 1, 2009	By:	/s/ Donald W. Pearson
Donald W. Pearson
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press Release titled “AMCOL International Announces Changes to Executive Leadership”